Exhibit 99.3

Item 1A.	Risk Factors

The following paragraphs describe several risk factors which are unique to the Company:

The Company is subject to risks of decreased advertising revenues and potentially adverse effects of emerging technologies.

The Company’s revenue is primarily driven by advertiser spending, which is generally lower in the first and third fiscal quarters as consumer activity slows during those periods. Additionally, advertising revenue for broadcast stations tends to be higher in even-numbered years, when both political and Olympics coverage occurs. The level of advertising revenue across all markets is also dependent on a variety of factors including:

•	economic conditions in the Southeast, particularly in Tampa Bay, Florida, Richmond, Virginia, and central North Carolina;

•	changes in the makeup of the population in the Company’s markets;

•	competition from other newspapers, television broadcasters, and Internet sites;

•	mergers and bankruptcies of large advertisers;

The Company’s revenues are largely derived from publishing enterprises and television stations, which operate in mature businesses. Today’s “on demand” culture has shifted consumers’ historical newspaper reading and television viewing behaviors, particularly among younger segments of the population. As a result, the Company’s revenues are being challenged by new, often-times Internet-based, competitors who have differing business models. The shift in consumer behaviors has the potential to modify the terms and conditions of future television network affiliation agreements. The ongoing economic and credit crises also exacerbate these trends. In addition, these conditions have caused, among other things, a general tightening in the credit markets, limited access to the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, lower consumer and business spending, and lower consumer net worth. The resulting pressure on the labor and retail markets and the downturn in consumer confidence have weakened the economic climate in all of the markets in which the Company does business and have had an adverse effect on the Company’s advertising revenues. The Company’s future success depends upon its ability to evolve and adapt its publishing and television station operations to this changing business environment. If the Company is unable to do so, the Company’s revenues and results of operations may be materially adversely affected.

A significant change in the price of newsprint will make operating results more volatile.

Newsprint, the Company’s most significant raw material, is a commodity whose price continually responds to supply/demand imbalances. Historically, its price has been quite volatile. Higher newsprint prices have, in the past, provided a net benefit to the Company by virtue of its one-third investment in SPNC. However, as indicated in Item 1 in Exhibit 99.2 of this Form 8-K, with the sale of SPNC in early 2008, the Company is now solely a newsprint consumer. Consequently, effective with that sale, lower newsprint prices in the future benefit the Company’s operating results and higher newsprint prices in the future adversely affect the Company’s operating results.

Television broadcasters are highly regulated.

The ownership, operation and sale of broadcast television stations, including those licensed to the Company, are subject to the jurisdiction of the FCC, which engages in extensive regulation of the broadcasting industry under authority granted by the Communications Act, including authority to promulgate rules and regulations governing broadcasting. The Communications Act requires broadcasters to serve the public interest. Among other things, the

FCC assigns frequency bands; determines stations’ locations and operating parameters; issues, renews, revokes and modifies station licenses; regulates and limits changes in ownership or control of station licenses; regulates equipment used by stations; regulates station employment practices; regulates certain program content and commercial matters in children’s programming; has the authority to impose penalties for violations of its rules or the Communications Act; and imposes annual fees on stations. Reference should be made to the Communications Act, as well as to the FCC’s rules, public notices and rulings for further information concerning the nature and extent of federal regulation of broadcast television stations.

Congress and the FCC have under consideration, and in the future may adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership transferability and profitability of the Company’s television stations and affect the ability of the Company to acquire additional stations. In addition to the matters noted above, these include, for example, spectrum use fees, reallocation of portions of the television broadcast spectrum to other uses or reductions in the amount of spectrum allotted to television stations; restrictions on the ability of same-market television stations to engage in shared services, joint sales, or other cooperative arrangements to reduce operating costs, political advertising rates, potential restrictions on the advertising of certain products (such as alcoholic beverages), program content, increased fines for rule violations and ownership rule changes. Other matters that could potentially affect the Company’s television stations include technological innovations and developments generally affecting competition in the mass communications industry for viewers or advertisers, such as home video recorders and players, satellite radio and television services, cable television systems, newspapers, outdoor advertising, and Internet delivered video programming services.

The FCC adopted a new waiver standard to its newspaper/broadcast ownership rule in December 2007. Nevertheless, uncertainty about media ownership regulations and adverse economic conditions may continue to dampen the acquisition market until the courts have had an opportunity to review the FCC’s recent action and, perhaps, until Congress considers whether it wishes to take any further action in this area.

Additionally, a rejection or reconsideration of license renewals and waivers by the FCC could have a material, adverse effect on the Company’s business. Some parties have requested that the FCC reconsider its decision to grant waivers to the Company’s newspaper television combinations in Columbus, Georgia; Florence – Myrtle Beach, South Carolina; and Tri-Cities (Tennessee and Virginia). Other parties have asked the full FCC to review a decision of the FCC’s Media Bureau granting renewals of licenses for these stations on the ground that petitions against these applications raising cross ownership concerns had been mooted by the FCC’s decision to grant waivers to these combinations in December 2007. Typically, the FCC begins processing renewal applications over the last month of the renewal term. Since the television license renewal cycle commenced in June 2004, however, the FCC has held up almost all television renewal applications filed by affiliates of the major networks pending FCC disposition of a backlog of indecency and other complaints against the networks’ programming. The Company filed all of its applications for renewal in a timely manner prior to the applicable expiration dates and expects its applications will be approved as the FCC works through its backlog. In these circumstances, the Communications act provides that the Company may continue to operate under its broadcast licenses pending final action on its renewal applications.

The Company strongly supports the complete elimination of all newspaper/broadcast cross-ownership restrictions. The FCC’s recent modification of the cross-ownership rule could contribute generally to increased realignments of media entities and the convergence of various types of media. The opportunity for realignments and convergence may benefit the Company but, as other companies also may realign their properties, regulatory changes also could increase competition in the Company’s markets and could adversely affect the Company’s future operating results.

The television broadcast industry recently completed the mandated transition to an advanced digital television (“DTV”) transmission system. DTV transmissions deliver improved video and audio signals including high definition television and have substantial multiplexing and data transmission capabilities. All television broadcasters were required to cease analog broadcasting by June 12, 2009. The conversion of the Company’s stations from the analog broadcast format to the digital broadcast format has been expensive. All of the Company’s television stations are broadcasting a digital signal and are operating with final full post-digital transition facilities.

The Company’s operating results are dependent in part on the success of programming aired by the Company’s television stations, which depends in part upon factors beyond the Company’s control.

The Company’s advertising revenues are dependent in part on the success of the Company’s local, network and syndicated programming. The Company makes significant commitments to acquire rights to television programs under multi-year agreements. The success of such programs is dependent partly upon unpredictable factors such as audience preferences, competing programming, and the availability of other entertainment activities. If a particular program is not popular in relation to its costs, the Company may not be able to sell enough advertising to cover the costs of the program. In some instances, the Company may have to replace or cancel programs before their costs have been fully amortized, resulting in write-offs that increase operating costs.

In addition, FCC rules affect the network-affiliate relationship. Among other things, these rules require network affiliation agreements to (i) prohibit networks from requiring affiliates to clear time previously schedule for other use, (ii) permit an affiliate to preempt network programs it believes are unsuitable for its audience, and (iii) permit affiliates to substitute programs believed to be of greater local or national importance than network programming. In 2008, the FCC resolved a petition to review certain of these rules by clarifying its limitations on the extent to which the networks can exert control over the operations of their affiliates.

Furthermore, the non-renewal or termination of a network affiliation agreement or a change in network affiliations could have a material adverse effect on the Company. In return for network programming, the Company’s stations broadcast network-inserted commercials during that programming and, in some cases, receive cash payments from networks, and in other cases, the Company makes cash payments to certain networks. The Company’s major network affiliation agreements will be renegotiated in the next few years, beginning with the Company’s NBC agreement that expires at the beginning of 2012. At this time, the Company cannot predict the final outcome of future negotiations for those affiliation agreements or for any others and what impact, if any, they may have on the Company’s financial condition and results of operations. Some of the networks with which the Company’s stations are affiliated may require the Company, upon renewal of affiliation agreements, to reduce or eliminate network compensation and, in specific cases, to make cash payments to the network, and to accept other material modifications of existing affiliation agreements. Consequently, not all of the Company’s affiliation agreements may remain in place and each network may decline to continue to provide programming or compensation to the Company’s stations on the same basis as it currently provides. If any of the Company’s stations cease to maintain affiliation agreements with networks for any reason, the Company would need to find alternative sources of programming, which may be less attractive and more expensive.

A change in network affiliation in a given television market may have many short-term and long-term consequences, depending upon the circumstances surrounding the change. Potential short-term consequences include: a) increased marketing costs and increased internal operating costs, which can vary widely depending on the amount of marketing required to educate the audience regarding the change and to maintain the station’s viewing audience; b) short term loss of market share or slower market growth due to advertiser uncertainty about the switch; c) costs of building a new or larger news operation; d) other increases in station programming costs, if necessary; and 3) the cost of equipment needed to conform the station’s programming, equipment and logos to the new network affiliation. Long-term consequences are more difficult to assess, due to the cyclical nature of each of the major networks’ share of the audience that changes from year-to-year with programs coming to the end of their production cycle, and the audience acceptance of new programs in the future and the fact that national network audience ratings are not necessarily indicative of how a network’s programming is accepted in an individual market. The circumstances that may surround a network affiliation switch cause uncertainty as to the actual costs that will be incurred by the Company and, if these costs are significant, the switch could have a material adverse impact on the income the Company derives from the affected station.

In addition, syndication agreements are licenses to broadcast programs that are produced by production companies. Such programming can form a significant component of a station’s programming schedule. Syndication agreements are subject to cancellation, which may affect a station’s programming schedule, and the Company cannot be certain that the Company will continue to be able to acquire rights to syndicated programs once the Company’s current contracts for these programs end.

If the Company is unable to secure or maintain carriage of its television stations’ signals over cable, telco video, and/or direct broadcast satellite systems, the Company’s television stations may not be able to compete effectively.

Pursuant to FCC rules, local television stations may elect every three years to either (1) require cable and/or direct broadcast satellite operators to carry the stations’ signals of (2) enter into retransmission consent negotiations for carriage. Failure to reach timely retransmission consent agreements with the relevant operators may harm the Company’s business. There is no assurance that we will be able to agree on terms acceptable to us, which could lead to reduction in our revenue from cable and satellite retransmission consent agreements. If we are unable to reach retransmission consent agreements with cable companies, satellite providers, and telecommunication providers for the carriage of our stations’ signals, we could lose revenues and audience share. In addition, certain of the networks with which we are affiliated may attempt to require us to share revenue from retransmission consent agreements with them as part of renewing expiring affiliation agreements or pursuant to certain rights contained in existing affiliation agreements.

The Company’s pension and postretirement benefit plans are currently underfunded. A declining stock market and lower interest rates could affect the value of its retirement plan assets and increase the Company’s postretirement obligations.

The Company has a qualified non-contributory defined benefit retirement plan which as of December 27, 2009, was underfunded in the amount equal to $131 million which covers substantially all employees hired before January 1, 2007, and non-contributory unfunded supplemental executive retirement and ERISA excess plans which supplement the coverage available to certain executives. There is also an unfunded plan that provides certain health and life insurance benefits to retired employees who were hired prior to 1992 and a retirement medical savings account established as of January 1, 2007. Although the Company has frozen benefits under these plans, two significant elements in determining pension expense are the expected return on plan assets and the discount rate used in projecting obligations. Large declines in the stock market such as those seen in 2008 and lower rates of return could increase the Company’s expense and cause additional cash contributions to the pension plan.

The Company may experience lost advertising, damaged property and increased expense due to natural disasters.

Due to the Company’s concentration in the Southeast United States, the Company’s operations are particularly susceptible to tropical storms, tornados and hurricanes. These storms can cause lost advertising revenue and higher expenses if either the Company’s geographic markets are threatened or are directly in the path of the storms. Additionally, the Company’s property could experience severe damage in the event of a major storm.

Further impairment of the value of the Company’s intangible assets is possible, depending on the value of its stock and future operating results.

Although the Company has written down its intangible assets (including goodwill) by more than $900 million in 2008 and $80 million in 2009, further impairment charges are possible. The Company periodically evaluates its intangible assets to determine if their carrying values are recoverable. Factors which influence the evaluation include the Company’s stock price and its expected future operating results. If the carrying value is no longer deemed to be recoverable, a charge to earnings may be necessary. Although those charges are non-cash in nature and do not affect the Company’s operations, they could affect future reported results of operations and reduce the Company’s stockholders’ equity.